Exhibit 8.1

2900 K Street NW #200
Washington, DC 20007-5118
202.625.3500 tel
202.298.7570 fax
July 5, 2011
To the Addressees Listed
      on Schedule I Attached Hereto

Re:	Ford Credit Auto Lease Trust 2011-A — Tax Opinion
Ladies and Gentlemen:
          We have acted as special tax counsel to Ford Motor Credit Company LLC, a Delaware limited liability company (“Ford Credit”), CAB East LLC, a Delaware limited liability company (“CAB East”), CAB West LLC, a Delaware limited liability company (“CAB West”), FCALM, LLC, a Delaware limited liability company (“FCALM” and, together with CAB East and CAB West, the “Titling Companies”), CAB East Holdings, LLC, a Delaware limited liability company (“CAB East Holdings”), CAB West Holdings Corporation, a Delaware corporation (“CAB West Holdings”), FCALM Holdings Corporation, a Delaware corporation (“FCALM Holdings” and, together with CAB West Holdings, the “Corporate Holding Companies” and, together with CAB East Holdings and CAB West Holdings, the “Holding Companies”), Ford Credit Auto Lease Two LLC, a Delaware limited liability company (the “Depositor”), and Ford Credit Auto Lease Trust 2011-A, a Delaware statutory trust (the “Issuer” and, together with Ford Credit, the Titling Companies, the Holding Companies and the Depositor, the “Companies”), in connection with the issuance by the Issuer of its Asset Backed Notes (the “Notes”). The Notes are being issued pursuant to the Indenture, dated as of June 1, 2011 (the “Indenture”), between the Issuer and The Bank of New York Mellon, a New York banking corporation (“BNYM”), as indenture trustee (in such capacity, the “Indenture Trustee”). Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in Appendix 1 to the Exchange Note Supplement (the “Exchange Note Supplement”) to the Credit and Security Agreement (as defined below), dated as of June 1, 2011, among the Titling Companies, as borrowers, U.S. Bank National Association, as administrative agent (in such capacity, the “Administrative Agent”), HTD Leasing LLC, as collateral agent (in such capacity, the “Collateral Agent”), and Ford Credit, as lender and servicer, or, if not defined in Appendix 1 to the Exchange Note Supplement, in Appendix A to the Amended and Restated Credit and Security Agreement (the “Credit and Security Agreement”), dated as of December 1, 2006, among the Titling Companies, as borrowers, the Administrative Agent, the Collateral Agent and Ford Credit, as lender and servicer.
          In connection with the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such documents as we have
CHARLOTTE     CHICAGO     IRVING     LONDON     LOS ANGELES     NEW YORK     WASHINGTON, DC     WWW.KATTENLAW.COM
LONDON AFFILIATE: KATTEN MUCHIN ROSENMAN UK LLP
A limited liability partnership including professional corporations

To the Addressees Listed
     on Schedule I Attached Hereto
July 5, 2011

deemed necessary or appropriate, including the following: (i) the Credit and Security Agreement, the Exchange Note Supplement, the Amended and Restated Servicing Agreement, dated as of December 6, 2006 (the “Servicing Agreement”), among Ford Credit, the Holding Companies and the Collateral Agent, the Supplement to the Servicing Agreement, dated as of June 1, 2011 (the “Servicing Supplement”), among Ford Credit, the Holding Companies and the Collateral Agent, the First-Tier Sale Agreement, the Second-Tier Sale Agreement, the Trust Agreement, the Indenture, the Administration Agreement, the Control Agreements, the Underwriting Agreement, the Class A-1 Note Purchase Agreement, the Class B Note Purchase Agreement, the Amended and Restated LLC Agreement of CAB East Holdings, the Articles of Incorporation of the Corporate Holding Companies, the Titling Company Agreements and the Depositor LLC Agreement, in each case, as in effect on the date hereof (collectively, the “Transaction Documents”), (ii) the registration statement on Form S-3 (Registration
No. 333-173928) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on May 4, 2011, as amended by Amendment No. 1, filed with the Commission on June 6, 2011, and Amendment No. 2, filed with the Commission on June 14, 2011, and effective on June 17, 2011 (such registration statement, together with any information included in the Prospectus referred to below, the “Registration Statement”), (iii) the preliminary prospectus supplement, dated June 27, 2011 (the “Preliminary Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b)(3) on June 27, 2011 (the Preliminary Prospectus Supplement and the base prospectus, dated June 27, 2011 (the “Base Prospectus”), together the “Preliminary Prospectus”) and the free writing prospectus, dated June 27, 2011; and the final prospectus supplement, dated June 29, 2011 (the “Final Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b)(2) on July 1, 2011 (the Final Prospectus Supplement and the Base Prospectus, together the “Final Prospectus” and, together with the Preliminary Prospectus, the “Prospectus”), (iv) the preliminary offering memorandum, dated June 27, 2011 (the “Preliminary Class A-1 Offering Memorandum”) and the final offering memorandum, dated June 29, 2011 (the “Final Class A-1 Offering Memorandum” and, together with the Preliminary Class A-1 Offering Memorandum, the “Class A-1 Offering Memorandum”) relating to the Class A-1 Notes, (v) the preliminary offering memorandum, dated June 27, 2011 (the “Preliminary Class B Offering Memorandum”) and the final offering memorandum, dated June 29, 2011 (the “Final Class B Offering Memorandum” and, together with the Preliminary Class B Offering Memorandum, the “Class B Offering Memorandum”) relating to the Class B Notes and (vi) a certificate executed by an officer of Ford Credit, dated the date hereof (the “Ford Credit Certificate”). We have assumed that the parties to such documents will comply with the terms thereof, that such documents are not amended and that such documents are enforceable in accordance with their respective terms. In connection therewith, we note that you will receive an opinion from this firm regarding such enforceability.
          In our examination we have assumed the genuineness of all signatures, including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such

To the Addressees Listed
     on Schedule I Attached Hereto
July 5, 2011

copies. As to any facts material to the opinion expressed herein which we did not independently establish or verify, we have relied upon statements, representations, and certifications of officers and other representatives of the Companies, including certain calculations performed by Ford Credit.
          Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:
1.	The Notes, to the extent treated for U.S. federal income tax purposes as beneficially owned by a person other than Ford Credit, will be characterized as debt for U.S. federal income tax purposes.

2.	None of the Issuer, the Titling Companies or CAB East Holdings will be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, and for so long as the Issuer, each of the Titling Companies or CAB East Holdings has only one respective owner for U.S. federal income tax purposes, none of the Issuer, the Titling Companies or CAB East Holdings will be treated as an entity separate from its owner.

3.	The statements contained in the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, the Preliminary Class A-1 Offering Memorandum, the Final Class A-1 Offering Memorandum, the Preliminary Class B Offering Memorandum and the Final Class B Offering Memorandum under the heading “Tax Considerations”, insofar as such statements constitute a summary of law and legal conclusions, and subject to the qualifications set forth therein, have been prepared or reviewed by us and are correct in all material respects.
          We do not express any opinion as to any laws other than the federal tax laws of the United States of America. The opinions set forth herein are based upon the existing provisions of the Internal Revenue Code of 1986, as amended, and Treasury regulations issued or proposed thereunder, published revenue rulings and releases of the Internal Revenue Service and existing case law, any of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described above, and we do not express an opinion on any other tax aspect of the transactions contemplated by the Transaction Documents or the effect of such transactions.
          We are furnishing this opinion letter to you solely for your benefit in connection with the transactions contemplated by the Transaction Documents. This opinion letter is rendered as of the date hereof and we undertake no obligation to update this opinion letter or advise you of any changes in the event there is any change in legal authorities, facts, assumptions or documents on which this opinion letter is based (including the taking of any action by any

To the Addressees Listed
      on Schedule I Attached Hereto
July 5, 2011

party to the Transaction Documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion letter unless we are specifically engaged to do so. This opinion letter is rendered only to those to whom it is addressed and may not be relied on in connection with any transactions other than the transactions contemplated herein. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose. This opinion letter may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent; provided, however, that copies of this opinion letter may be furnished (a) to your independent auditors and attorneys, (b) upon the request of any state or federal authority or official having regulatory jurisdiction over you, and (c) pursuant to order or legal process of any court or governmental agency; provided, further, that copies of this opinion letter may be posted by the Issuer or the Administrator to a password protected website accessible by any non-hired “nationally recognized statistical rating organization” (an “NRSRO”) that provides to the Issuer or the Administrator the certification required by subsection (e) of Rule 17g-5 under the Securities and Exchange Act of 1934, as amended (or any successor provision to such subsection) (“Rule 17g-5”), and agrees to keep this opinion letter confidential as contemplated by Rule 17g-5; provided, that no such NRSRO will be entitled to rely on this opinion letter, and each such NRSRO, by accepting this opinion letter, will be deemed to have agreed to comply with the terms of this paragraph and not to provide copies of this opinion letter to any other person.
Very truly yours,
/s/ Katten Muchin Rosenman LLP

SCHEDULE I

Ford Motor Credit Company LLC
One American Road, Suite 2411
Dearborn, Michigan 48126
CAB East LLC
CAB West LLC
FCALM, LLC
CAB East Holdings, LLC
CAB West Holdings Corporation
FCALM Holdings Corporation
Ford Credit Auto Lease Two LLC
c/o Ford Credit SPE Management Office
c/o Ford Motor Company
World Headquarters, Suite 800-B3
One American Road
Dearborn, Michigan 48126
Ford Credit Auto Lease Trust 2011-A
c/o U.S. Bank Trust National Association,
      as Owner Trustee
300 Delaware Avenue, Ninth Floor
Wilmington, Delaware 19801
U.S. Bank Trust National Association,
      as Owner Trustee
Corporate Trust Services
300 Delaware Avenue, Ninth Floor
Wilmington, Delaware 19801
U.S. Bank National Association,
      as Administrative Agent and Titling
     Company Registrar
209 South LaSalle Street
Suite 300
Chicago, Illinois 60604
HTD Leasing LLC
      as Collateral Agent
c/o U.S. Bank National Association
209 South LaSalle Street
Suite 300
Chicago, Illinois 60604
The Bank of New York Mellon,
     as Indenture Trustee and Note Registrar
101 Barclay Street, 4 West
New York, New York 10286
Moody’s Investors Service
7 World Trade Center
250 Greenwich Street
New York, New York 10007
Fitch Ratings
One State Street Plaza
New York, New York 10004
Deutsche Bank Securities Inc.,
     on behalf of itself and as Representative
     of the several Underwriters and as Class
     A-1 Note Purchaser and Class B Note
     Purchaser
60 Wall Street, 19th Floor
New York, New York 10005
J.P. Morgan Securities LLC,
      on behalf of itself and as Representative
      of the several Underwriters and as Class
     A-1 Note Purchaser and Class B Note
     Purchaser
383 Madison Avenue, 31st Floor
New York, New York 10179
Morgan Stanley & Co. LLC
     on behalf of itself and as Representative
     of the several Underwriters and as Class
     A-1 Note Purchaser and Class B Note
     Purchaser
1585 Broadway
New York, New York 10036